                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                       GOVERNMENT PROPERTIES TRUST, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
        N/A

     2) Aggregate number of securities to which transaction applies:
        N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        N/A

     4) Proposed maximum aggregate value of transaction:
        N/A

     5) Total fee paid:
        N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        N/A

     2) Form, Schedule or Registration Statement No.:
        N/A

     3) Filing Party:
        N/A

     4) Date Filed:
        N/A

(GPT LOGO)
                                              10250 Regency Circle, Suite 100
Omaha, Nebraska 68114
402-391-0010
Fax 402-391-4144
www.gptrust.com                                                        NYSE: GPP

April 21, 2004

To Our Stockholders:

We are pleased to welcome you as stockholders of Government Properties Trust, Inc. GPT became a public company through an initial public offering in January 2004, raising net proceeds of $177 million. Initially, we used the initial public offering proceeds to pay down outstanding debt, and the remainder is now being deployed to grow our portfolio of properties and add value to our company.

Upon completion of the IPO, we reincorporated in Maryland, became internally managed and changed our name to Government Properties Trust. The enclosed financial statements relate to our old structure and name. Because our 2003 performance is not indicative of the type of company that we are today, or of the type of company we will become, we want to focus this letter on the present and the future rather than on the past.

ATTRACTIVE MARKET OPPORTUNITY
We believe that we are the only public company solely focused on investing in government-leased properties, of which there is a large and growing supply. All of our current government tenants are agencies of the federal government, which is the largest user of real estate in the nation. The federal government currently occupies 835 million square feet of office and related space. Of that, it leases 191 million square feet of office space from more than 8,000 private property owners and spends approximately $3.6 billion on rent annually.

The federal government is turning more to leasing rather than owning properties. In fact, from 1997 through 2002, the federal government increased its occupancy of leased office space by 63 million square feet, or an average of 17 million square feet of new leased space per year. This represents an 8.3% compound average growth rate for leased space compared with a 2.3% compound annual growth rate for owned space over the same period of time. We intend to capitalize on this trend to fuel our growth.

FOCUSED BUSINESS STRATEGY
Our status as a public company gives us significant competitive advantages when purchasing properties. We focus on properties valued at $10 million or more, which are often beyond the financial reach of many private investors. Our balance sheet and access to capital give sellers and the General Services Administration, or GSA, the federal government's property management arm, confidence that we can close acquisitions.

Another competitive advantage is our strong relationships with participants in the government-leased real estate market. Some members of our team have been active in this market for more than a decade and have developed excellent relationships with the GSA and the owners and developers of GSA properties.

Turning to our acquisition strategy, our target properties are fully leased to the federal government, have remaining lease terms of 10 years or more, and have been built or significantly remodeled within the last five years to meet the GSA's current specifications. The federal government is considered to be the best credit risk in the world, and our strategy is to leverage the superior credit quality of this tenant and use debt to finance approximately 75% of the acquisition cost of the properties that we buy.

One of the most significant risks that we face is the preservation of the net operating income from each property that we own--that is preventing any unexpected "leakage" between gross revenue and net operating income. Currently our GSA leases are modified gross leases, which means we could bear most of the risk for higher operating costs. We reduce this risk through annual Consumer Price Index-based rent increases and lease terms that assign the risk of property tax increases to the government. We manage the remaining risk through stringent due diligence, thoroughly investigating operating costs prior to acquisition and, after acquisition, managing these properties in a budget-driven manner while preserving value.

There is an emerging trend towards more net-like GSA leases, which means the government assumes more risk for operating cost increases. This is obviously good for us and reduces our operating risk. While we will attempt to obtain properties with these types of net leases, it is important to note that most GSA leases still are modified gross leases.

Interest rates have also been in our favor. In the current interest rate environment, we are reviewing properties with capitalization rates in the 8% to mid-9% level. Since our IPO, yields on 10-year treasuries have fluctuated quite a bit, which has led to corresponding fluctuations in capitalization rates within the marketplace. Fortunately, borrowing rates have also fluctuated most recently in a corresponding manner and our targeted spreads are being achieved.

Another factor that mitigates acquisition and management risks is our experienced management team. Our team has over 100 years of combined experience in the commercial and investment real estate industry.

EXPANDING PIPELINE TO ADD STOCKHOLDER VALUE
At the end of 2003, our portfolio consisted of five properties totaling approximately 248,000 square feet. These properties were, and still are, 100% occupied, have no delinquencies, and currently have an average remaining lease term of approximately 13 years. Four properties are occupied by U.S. government agencies while Federal Express Corporation occupies one.

We have decided to sell the FedEx property so that our portfolio is leased exclusively by government entities. We recently agreed to sell the FedEx property for approximately $4.6 million.

At the time of our IPO, we had $129 million in property under purchase contract or letter of intent to purchase. Additionally, we were considering for acquisition an additional $169 million in properties. In March, we closed on the first of these properties, a 38,000-square-foot Bureau of Public Debt facility in Mineral Wells, W. Va., for $5 million. Also in March, we moved two properties totaling $36 million in aggregate purchase price from letter of intent to contract. Further, we have increased the pipeline of properties under consideration to in excess of $500 million.

Two properties that we had under contract at the time of the IPO are no longer under contract due to valuation issues. Negotiations continue on both of these properties. However, we remain steadfast in our mission to acquire properties based on sound business decisions and thorough due diligence. To maximize long-term stockholder value, we must operate our business and acquire properties in a disciplined manner.

When we filed for our IPO, we expected to raise approximately $128 million in net proceeds, which led us to anticipate that we would close $500 million in acquisitions within 12 months. Instead, we raised $177 million in net IPO proceeds, almost 40% more than our original expectations. The additional funds have raised our acquisition target to $700 million, but lengthened the timeframe to deploy all of the proceeds to 15 months from the closing of the offering.

Deploying our funds and becoming fully leveraged in a rapid, but disciplined, manner are key to increasing value to our stockholders. Once we reach this stage, we will review our dividend payout. To date we have issued a quarterly dividend of 15 cents per share. Over time, our goal is to consistently increase our payout, subject, of course, to Board approval.

LOOKING FORWARD
We are on track to grow our portfolio through a pipeline that has grown significantly since the IPO. As I write this letter, in addition to the potential acquisitions already mentioned, we have entered into negotiations on 23 properties valued at $581 million, representing over 2.9 million square feet of leased

                                                                      (GPT LOGO)
space and an average remaining lease term of 12 years. The purchase prices range from a low of $4 million to $48 million on the high end, and the average cost per square foot is less than $200.

Again, our top priority is to profitably deploy our stockholders' funds by aggressively acquiring high-quality properties in a disciplined manner. We are confident that we can accomplish this. We have an excellent acquisition pipeline. We have a growing target market and strong industry relationships to provide acquisition opportunities. We have a management team that can execute this strategy.

In closing, we want to thank our employees, stockholders and our tenant--the United States of America--for their support as we work to achieve our goals and become America's Landlord. We look forward to updating you on our progress over the course of the year.

Sincerely,

-s- Thomas D. Peschio

Thomas D. Peschio, CRE
President and Chief Executive Officer

                                                                      (GPT LOGO)

NOTICE OF 2004 ANNUAL MEETING
OF STOCKHOLDERS

Date:   Wednesday, June 2, 2004
Time:   1:00 p.m. Central time
Place:  Offices of Blackwell Sanders Peper Martin LLP
        1620 Dodge Street, Suite 2100
        Omaha, Nebraska 68102

MATTERS TO BE CONSIDERED:

     - Election of directors
     - Any other matters that may properly be brought before the meeting

By order of the Board of Directors

Thomas D. Peschio
Secretary

April 24, 2004

CONTENTS
--------------------------------------------------------------------------------

GENERAL INFORMATION ABOUT THE MEETING.......................    2

PROPOSAL 1: ELECTION OF DIRECTORS...........................    3

             About the Board and its committees.............    7

COMPENSATION................................................   10

             Director compensation..........................   10
             Executive compensation.........................   10
             Security ownership.............................   10
             Employment agreements..........................   11

COMPENSATION COMMITTEE REPORT...............................   13

PERFORMANCE GRAPH...........................................   14

APPOINTMENT OF EXTERNAL AUDITOR.............................   14

AUDIT COMMITTEE REPORT......................................   15

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2005 ANNUAL
  MEETING...................................................   16

APPENDIX A: CHARTER OF THE AUDIT COMMITTEE..................  A-1

                              PROXY STATEMENT
                              ------------------------------------------------------------

                              Your vote is very important. For this reason, the Board of
                              Directors requests that you allow your common stock to be
                              represented at the annual meeting by the proxies named on
                              the enclosed proxy card. This proxy statement is being sent to you in connection with this request and has been prepared for the Board by our management. The terms "we", "our",
                              "GPT" and the "Company" all refer to Government Properties
                              Trust, Inc. The proxy statement is being sent to our
                              stockholders on or about April 24, 2004.

                              GENERAL INFORMATION ABOUT THE MEETING
                              ------------------------------------------------------------

WHO CAN VOTE                  You may vote your GPT common stock if our records showed
                              that you owned your shares on April 21, 2004. At the close of business on that date, a total of 20,680,502 shares of
                              our common stock were outstanding and entitled to vote. Each share of GPT common stock has one vote. The enclosed proxy card shows the number of shares that you may vote. Your vote is confidential and will not be disclosed to persons other than those recording the vote, except as may be required by law or as authorized by you.

VOTING YOUR PROXY             If you own your common stock through a broker, bank or other nominee, you will receive instructions from them that you
                              must follow to vote your shares.

                              If you own your shares directly in your own name, you may
                              instruct the proxies how to vote your common stock by
                              signing, dating and mailing the proxy card in the postage
                              paid envelope that we have provided for you.

                              You can always come to the meeting and vote your shares in person. Whichever method you use, the proxies will vote your shares in accordance with your instructions. If you sign and return a proxy card without giving specific voting
                              instructions, your shares will be voted as recommended by
                              our Board of Directors.

MATTERS TO BE PRESENTED       We are not aware of any matters that will presented other
                              than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their judgment to
                              determine how to vote your shares. If the meeting is
                              adjourned, the proxies can vote your common stock on the new meeting date as well, unless you have revoked your proxy
                              instructions.

REVOKING YOUR PROXY           You may revoke your proxy instructions at any time before
                              the meeting. To do so, you must:

                                  - advise our Corporate Secretary in writing;
                              - deliver new proxy instructions; or
                              - attend the meeting and vote your shares in person.

HOW VOTES ARE COUNTED         We will hold the annual meeting if a majority of our
                              outstanding common stock is represented at the meeting. If you have returned valid proxy instructions or attend the
                              meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if
                              you wish to abstain from voting on some or all matters
                              introduced at the meeting.

                              If you own your shares through a bank, broker or other
                              nominee (in "street name") and you do not instruct your
                              nominee how to vote your shares, your nominee may either
                              leave your shares unvoted or vote your shares on the matters that will be considered at the annual meeting.

                              If your shares are held in street name, your nominee cannot vote on matters that are not routine if you have not
                              provided it with voting instructions. Your shares will
                              constitute "broker non-votes." Broker non-votes count for
                              quorum purposes, but we do not count broker non-votes as
                              votes for or against any proposal.

COST OF THIS PROXY            We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors, officers and employees may solicit stockholders personally, by telephone, by e-mail or by facsimile. Our employees will not receive
                              any additional compensation for doing this. We will, on
                              request, reimburse banks, brokers and other nominees for
                              their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting
                              instructions.

HOUSEHOLDING OF PROXY         In an effort to reduce printing costs and postage fees, we
MATERIAL                      have adopted a practice approved by the SEC called
                              "householding." Under this practice, stockholders who have the same address will receive only one copy of our proxy
                              materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.
                              Stockholders who participate in householding will continue to receive separate proxy cards. If you share an address
                              with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please submit your request either by mail
                              addressed to our Corporate Secretary at 10250 Regency
                              Circle, Suite 100, Omaha, Nebraska 68114 or by telephone at
                              (402) 391-0010.

ATTENDING THE ANNUAL MEETING  If you are a holder of record and plan to attend the annual meeting, please indicate this when you vote. The lower
                              portion of the proxy card is your admission ticket. If you own your common stock through a broker, bank or other
                              nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you
                              want to vote in person common stock that you own through a nominee, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

                              PROPOSAL 1:
                              ------------------------------------------------------------

                              ELECTION OF DIRECTORS
                              ------------------------------------------------------------

                              Our Board of Directors consists of seven directors. Our
                              nominating and governance committee has nominated seven
                              directors for election at this annual meeting. If elected, the nominees will serve until our 2005 annual meeting and
                              until their successors are elected and qualified.

POLICY ON CANDIDATES          The nominating and governance committee considers candidates for Board membership suggested by its members and other
                              Board members, as well as management and stockholders. The committee may in its discretion retain third party search
                              firms to identify potential candidates. Stockholders wishing to recommend director candidates for consideration by the
                              committee can do so by writing to our Corporate Secretary at
                              10250 Regency Circle, Suite 100, Omaha, Nebraska 68114,
                              giving the candidate's name, biographical data and
                              qualifications. Our Corporate Secretary will, in turn,
                              deliver any stockholder recommendations for director
                              candidates prepared in accordance with our bylaws to the
                              committee. Any such recommendation must be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

DESCRIPTION OF SELECTION      The nominating and governance committee utilizes a variety
PROCESS                       of methods for identifying and evaluating nominees for
                              director. The committee assesses the appropriate size of the
                              Board and whether any vacancies on the Board are expected
                              due to retirement or otherwise. If vacancies are
                              anticipated, or otherwise arise, the committee considers
                              various potential candidates for director. Candidates may
                              come to the attention of the committee through current Board members, search firms, stockholders or other persons. These candidates are evaluated at meetings of the committee and
                              may be considered at any point during the year. The
                              committee will consider properly submitted stockholder
                              nominations for candidates for the Board.

                              In evaluating such nominations, the nominating and governance committee seeks to achieve a balance of knowledge, experience and capability on the Board.

VOTES REQUIRED                Directors are elected by a plurality of the votes cast at
                              the meeting. This means that the nominees receiving the
                              greatest number of votes will be elected. Votes withheld for any nominee will not be counted.

                              Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for
                              election, the proxies will vote your common stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the
                              numbers to be elected, as permitted by our Bylaws.

INFORMATION ABOUT THE         Each nominee is currently a director. Each nominee has
NOMINEES                      agreed to be named in this proxy statement and to serve if elected. Each nominee has attended at least 75% of the
                              meetings of the Board and committees on which the nominee
                              has served. There is no family relationship either by blood or by marriage between any of the nominees.

                              JERRY D. BRINGARD (AGE 67)
                              Mr. Bringard has been Chairman of our Board of Directors
                              since our inception in 2002, and was our interim President and Chief Executive Officer from our inception until June
                              2003. Mr. Bringard retired in June 1998 as Vice President-
                              General Counsel of Ford Motor Credit Company and as a member of its Executive Committee, having been employed by Ford
                              Credit for 38 years. Since that time, Mr. Bringard has
                              focused on educational and philanthropic activities. He
                              currently is President Emeritus of William Tyndale College and a member of its Board of Directors. He also serves as
                              Chairman of the Law Committee of the American Financial
                              Services Association and as Chairman-Emeritus of The
                              Conference on Consumer Finance Law.

                              ROBERT M. AMES (AGE 61)
                              Mr. Ames was elected to the Board of Directors in 2003. He is the President and Chief Executive Officer of Minute Man
                              Printing, Inc. and CopyCat, Inc., positions he has held for more than five years. Mr. Ames previously was Executive Vice
                              President of Commercial Federal Corporation, a Nasdaq-traded bank holding company headquartered in Omaha, Nebraska and
                              with commercial banking branches in seven states, where he was responsible for strategic planning and non-branch
                              activities, including mortgage operations, leasing and real estate investments. Prior thereto, Mr. Ames was an audit
                              manager with Deloitte & Touche and an audit partner with
                              Ernst & Young.

                              SPENCER I. BROWNE (AGE 53)
                              Mr. Browne was elected to the Board of Directors in 2004. He is a principal of Strategic Asset Management, LLC, a
                              privately owned investment firm, which he founded in
                              November 1996. He also currently serves as a director of
                              Internet Commerce Corporation, Annaly Mortgage Management,
                              Delta Financial Corporation and Kronos Advanced
                              Technologies, Inc. Mr. Browne has held various executive and management positions with several publicly traded companies engaged in businesses related to the residential and
                              commercial mortgage loan industry. From August 1988 until
                              September 1996, Mr. Browne served as President, Chief
                              Executive Officer and a director of Asset Investors
                              Corporation ("AIC"), a company he co-founded in 1986. He
                              also served as President, Chief Executive Officer and a
                              director of Commercial Assets, Inc., an affiliate of AIC,
                              from its formation in October 1993 until September 1996. In addition, from June 1990 until March 1996, Mr. Browne served as President and a director of M.D.C. Holdings, Inc., a
                              national homebuilder and mortgage banking company.

                              PHILIP S. COTTONE (AGE 64)
                              Mr. Cottone was elected to the Board of Directors in 2004.
                              He has been the President of Property Trust Advisory
                              Corporation, a real estate advisory firm, since 1987 and the
                              Chairman of Ascott Investment Corporation, a real estate
                              development and syndication company, since 1982. Mr. Cottone also currently serves as Vice President of Rutherford, Brown
                              & Catherwood, a Philadelphia, PA, based broker-dealer, and as Vice President of Universal Field Services, a Tulsa,
                              Oklahoma, right-of-way acquisition and engineering services firm. He is a director of Boston Capital Real Estate
                              Investment Trust, and RC Company, Inc., a Paoli,
                              Pennsylvania general contractor, and an affiliate of
                              Universal. From 1977 through 1983, and again from 1998
                              through 2002, Mr. Cottone was General Counsel and a member of the Executive Committee of the International Right of Way
                              Association. Mr. Cottone is a Counselor of Real Estate, was
                              a 1999 Vice President of the Counselors, and is the Chairman
                              of the Board in 2004.

                              ROBERT A. PECK (AGE 56)
                              Mr. Peck was elected to the Board of Directors in 2003. He has been President of the Greater Washington Board of Trade, the regional chamber of commerce for Washington D.C. and its
                              Virginia and Maryland suburbs since October 1, 2001. From
                              1995 to 2001, Mr. Peck was the appointed Commissioner of the
                              Public Buildings Service of the General Services
                              Administration. In this capacity, he was in charge of
                              nationwide asset management, design, construction, leasing, building operations, security and disposals for a real
                              estate portfolio of more than 340 million square feet in
                              more than 8,300 public and private buildings accommodating over one million federal workers. He oversaw an annual
                              budget of approximately $5.5 billion, more than 90% of it
                              contracted out, and a workforce of about 7,300.

                              THOMAS D. PESCHIO (AGE 63)
                              Mr. Peschio has been our President since June 2003 and a
                              director since our inception. From 1997 to December 2003,
                              Mr. Peschio was a stockholder, a member of the Board of
                              Directors and Executive Vice President of The Lund Company
                              in Omaha, Nebraska, a commercial real estate brokerage and management firm with 33 affiliated investment partnerships and with property management responsibility for over 70
                              commercial properties. In this capacity, Mr. Peschio was
                              responsible for brokerage activities of 20 licensed sales
                              personnel, property acquisitions, dispositions, investments, leasing, marketing and administrative activities.

                              RICHARD H. SCHWACHTER (AGE 59)
                              Mr. Schwachter has been a director since our inception. Mr.
                              Schwachter has been continually engaged in the private
                              practice of law since 1969, focusing on real estate and
                              securities law. He has been a general partner and or owner of strip shopping centers, apartment complexes, and
                              government subsidized housing projects. He was for many
                              years a consultant to Concord Assets Group a company that
                              was one of the largest owners of strip shopping centers in the country.

BOARD RECOMMENDATION          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                              "FOR" EACH NOMINEE.

THE BOARD                     GPT is governed by a Board of Directors and various
                              committees of the Board that meet throughout the year.
                              Directors discharge their responsibilities throughout the
                              year at Board and committee meetings and also through other communications with the chairman, chief executive officer
                              and others regarding matters of concern and interest to the
                              Corporation. During 2003, the Board met four times. The
                              Board of Directors has regularly scheduled meetings of non-
                              management directors.

COMMITTEES                    The Board has an audit committee, a compensation committee, a nominating and governance committee, a finance committee and a real estate investment committee. The following
                              describes for each committee its current membership and its mission.

AUDIT COMMITTEE               ROBERT M. AMES (CHAIR), JERRY D. BRINGARD, SPENCER I. BROWNE
                              AND ROBERT A. PECK

                              The audit committee, which at the time consisted of Messrs.
                              Bringard, Peschio and Schwachter, met once in 2003. The
                              audit committee assists the board in overseeing (i) our
                              accounting and financial reporting processes; (ii) the
                              integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditors;
                              and (v) the performance of our audit function. The audit
                              committee also:

                                  - has sole authority to appoint or replace our independent auditors;

                                  - pre-approves all audit and permitted non-audit
                              engagement fees, scope and terms with our independent
                                  auditors; and

                                  - meets at least quarterly with our senior executive
                              officers and our independent auditors in separate executive sessions.

                              The audit committee is also responsible for preparing the
                              audit committee report required by SEC rules, which is
                              included in this proxy statement on page   .

                              The Board has determined that each audit committee member is independent in accordance with New York Stock Exchange
                              listing standards and SEC regulations, and that Robert M.
                              Ames is an audit committee financial expert as defined by
                              the SEC.

COMPENSATION COMMITTEE        SPENCER I. BROWNE (CHAIR), JERRY D. BRINGARD, PHILIP S.
                              COTTONE AND RICHARD H. SCHWACHTER

                              The compensation committee did not meet in 2003. The
                              principal functions of the compensation committee are to:

                                  - evaluate the performance of our senior executives;

                                  - review and approve senior executive compensation
                                  plans, policies and programs;

                                  - consider the design and competitiveness of our compensation plans; and

                              -administer and review changes to our incentive, share option and restricted share and long-term incentive plans under the terms of the plans.
                              The committee also reviews and approves corporate goals and objectives relevant to chief executive officer compensation, evaluates the chief executive officer's performance in light of those goals and objectives, and recommends to the board the chief executive officer's compensation levels based on its evaluation. The committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of chief executive officer or senior executive compensation.

                              The compensation committee is also responsible for preparing the compensation committee report required by SEC rules, which is included in this proxy statement on page 13.

                              The Board has determined that each compensation committee member is independent in accordance with New York Stock Exchange listing standards.

NOMINATING AND GOVERNANCE     PHILIP S. COTTONE (CHAIR), ROBERT M. AMES, JERRY D. BRINGARD AND RICHARD H.
COMMITTEE                     SCHWACHTER

                              The nominating and governance committee did not meet in 2003. It is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to the board for adoption the committee's selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and it annually recommends to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of director's performance as a whole and of the individual directors and reports thereon to the board. The committee has the sole authority to retain and terminate any search firm to be used to identify director candidates.

                              The Board has determined that each nominating and governance committee member is independent in accordance with New York Stock Exchange listing standards.

FINANCE COMMITTEE             ROBERT A. PECK (CHAIR), ROBERT M. AMES, SPENCER I. BROWNE AND THOMAS D. PESCHIO

                              The finance committee was established in 2004. It monitors the present and future capital requirements and opportunities pertaining to our business and reviews and provides guidance to the Board and management about all proposals concerning our major financial policies. The finance committee reviews and provide guidance to the full Board and management about all proposals concerning our major financial policies, including:

                                  - Policies relating to our cash needs, stockholder distributions, share repurchases and investments;

                                  - Strategic planning and budgeting;

                                  - Adjustments to our capital structure;

                                  - Insurance and risk management;

                                  - Tax planning and compliance;

                                  - Proposed mergers, acquisitions, divestitures and
                                  strategic investments; and

                                  - Other transactions or financial issues that management
                              desires to have reviewed by the committee.

                              The finance committee also has the authority to designate
                              the officers and employees of GPT who can execute documents and act on behalf of GPT in the ordinary course of business pursuant to previously approved banking, borrowing, and
                              other financing agreements.

REAL ESTATE INVESTMENT        RICHARD H. SCHWACHTER (CHAIR), PHILIP S. COTTONE, ROBERT A.
COMMITTEE                     PECK AND THOMAS D. PESCHIO

                              The real estate investment committee did not meet in 2003.
                              It reviews and approves properties for acquisition by GPT
                              and performs such other functions as may be specified from time to time by the Board. In addition, the committee may
                              approve any property acquisition that has a purchase price of $18,000,000 or less.

                              INFORMATION ABOUT CURRENT EXECUTIVE OFFICERS
                              ------------------------------------------------------------

                              Our executive officers are set forth below. There is no
                              family relationship either by blood or by marriage between our executive officers.

                              THOMAS D. PESCHIO (AGE 63)
                              Mr. Peschio has been our president and chief executive
                              officer since June 2003. His relevant experience is
                              discussed above. See "Information about the nominees."

                              NANCY D. OLSON (AGE 52)
                              Ms. Olson has been our chief financial officer since
                              September 2003. From April 1999 to December 2003, Ms. Olson
                              was the vice president of administration and finance of The
                              Lund Company, where she has been responsible for developing, directing and managing the accounting, human resources and office administration functions of The Lund Company. From
                              August 1998 through April 1999, Ms. Olson was engaged in
                              philanthropic activities. From June 1986 through July 1998,
                              Ms. Olson served as the chief financial officer for the
                              Visiting Nurse Association of the Midlands, an organization with a $20 million budget and over 450 employees. In that
                              position she established internal accounting standards,
                              oversaw and managed all financial reporting to the Financial
                              Committee of its Board of Directors and negotiated all
                              engagements with the organization's outside auditors.

                              COMPENSATION
                              ------------------------------------------------------------

                              DIRECTOR COMPENSATION
                              ------------------------------------------------------------

DIRECTOR FEES                 Each director is paid a director's fee of $25,000 per year.
                              Directors also receive a fee of $1,000 for each board
                              meeting attended. We pay directors a fee of $10,000 per year for service as chairman of our board of directors, $7,500
                              per year for service as chairman of our audit committee,
                              $6,000 per year for service as the chairman of our
                              compensation committee and $5,000 per year for service as
                              chairman for any other of our committees. Each director is also paid a fee of $750 per committee meeting attended,
                              except when the committee meeting is on the same day as a
                              board meeting. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection
                              with their services on the board of directors. Directors who are employees receive no additional compensation for their service as a director.

STOCK GRANTS                  Each non-employee director is also granted 2,000 shares of our restricted common stock each year. Each non-employee
                              director, other than Messrs. Bringard and Schwachter,
                              received a one-time grant of 2,500 shares of our restricted common stock in connection with their initial election to
                              the board. Messrs. Bringard and Schwachter each received a one-time grant of 15,000 shares of our restricted stock.

                              EXECUTIVE COMPENSATION
                              ------------------------------------------------------------

                              We did not pay any compensation to our executive officers in
                              2003 or any prior years.

                              SECURITY OWNERSHIP
                              ------------------------------------------------------------

                              The following table summarizes the beneficial ownership of our common stock as of April 1, 2004 for:

                              - each person who we know beneficially owns more than 5% of our common stock;

                              - each director and nominee for director;

                              - each executive officer; and

                              - all directors and officers as a group.

                              Except as otherwise noted, each person named below has sole voting and investment power with respect to such securities.

                               Name of Beneficial Owner         Number of Shares Beneficially Owned   Percent of
                               ------------------------         -----------------------------------   ----------
                                                                                                        Class
                                                                                                        -----
                               Cramer Rosenthal McGlynn, LLC                 1,692,500(1)              8.24%(1)
                               520 Madison Avenue
                               New York, New York 10022

                               Hunter Global Investors L.P.                  1,328,300(2)              6.5%(2)
                               350 Park Avenue, 11(th) Floor
                               New York, New York 10022

                               Robert M. Ames                                    6,500                    *
                               Jerry D. Bringard                                15,000                    *
                               Spencer I. Browne                                12,500                    *
                               Philip S. Cottone                                 3,750                    *
                               Robert A. Peck                                    5,000                    *
                               Thomas D. Peschio                               112,500                    *
                               Richard H. Schwachter                            15,000                    *
                               Nancy D. Olson                                   29,980                    *

                               All directors and executive
                                 officers                                      200,230                    *
                               as a group

                              ---------------------------
                              * Less than 1%.

                              (1) Based on a Schedule 13G filed with the SEC on March 9,
                              2004. According to the Schedule 13G, Cramer Rosenthal
                              McGlynn, LLC has sole voting power with respect to 1,054,500 shares and sole dispositive power with respect to 1,093,800 shares and shared voting and dispositive power with respect to 598,700 shares.

                              (2) Based on a Schedule 13G filed with the SEC on February
                              6, 2004 by Hunter Global Associates L.L.C., Hunter Global
                              Investors L.P., Duke Buchanan III, Hunter Global Investors
                              Fund I L.P. and Hunter Global Investors Fund II L.P.
                              According to the Schedule 13G, Hunter Global Investors L.P.
                              has shared voting and dispositive power with respect to all of these shares.

                              EMPLOYMENT AGREEMENTS
                              ------------------------------------------------------------

                              We have entered into employment agreements with Thomas D.
                              Peschio, our president and chief executive officer, and
                              Nancy D. Olson, our treasurer and chief financial officer.

                              Mr. Peschio's agreement provides that he receives an annual base salary of $350,000 with minimum annual increases based upon the Consumer Price Index. Mr. Peschio will be entitled to receive annual bonuses of 40%, 60% or 80% of his annual base salary, subject to specified financial performance
                              goals to be established yearly by our compensation
                              committee.

                              The initial term of Mr. Peschio's agreement is five years.
                              After the initial term, the agreement will automatically
                              extend for additional one year periods unless GPT or Mr.
                              Peschio elects not to extend the agreement. If Mr. Peschio's employment ends for any reason, we will pay accrued salary, bonuses and incentive payments already determined, and other existing obligations. In addition, if we terminate Mr.
                              Peschio's employment without cause, if Mr. Peschio is
                              terminated as a result of death or total disability or if
                              Mr. Peschio voluntarily terminates his employment for good reason, we must pay all the amounts due under the employment agreement, including base salary and a bonuses equal to the prior year's bonus, but not less than $150,000 per year, for a number of years equal to the greater of the remainder of the initial term of the employment agreement or three years.
                              Additionally, in the event of a termination by us for any
                              reason other than for cause, or if Mr. Peschio voluntarily terminates his employment for good reason, including a
                              change in control, all of the unvested restricted shares
                              granted to Mr. Peschio will fully vest. If Mr. Peschio's
                              employment ends for cause or due to a voluntary termination on the part of Mr. Peschio other than for good reason, then any unvested restricted shares granted to Mr. Peschio will terminate unless otherwise agreed to by us.

                              If we fail to renew Mr. Peschio's employment agreement upon the expiration of its term, Mr. Peschio will receive a lump sum payment equal to two years of his most recent base
                              salary plus the average of his yearly bonus awards for the previous two years. Additionally, all unvested restricted
                              shares granted to Mr. Peschio will fully vest.

                              Ms. Olson's employment agreement provides that she receives an annual base salary of $130,000 with minimum annual
                              increases based on the Consumer Price Index. Ms. Olson is
                              also eligible to receive annual bonuses under our approved bonus plans.

                              The initial term of the agreement is three years. At the end of the initial three year term, Ms. Olson's employment will automatically extend for additional one year periods unless
                              GPT or Ms. Olson elects not to extend the employment. We may terminate Ms. Olson's employment with appropriate notice
                              with or without cause.

                              If we terminate Ms. Olson's employment without cause, if Ms.
                              Olson's employment is terminated as a result of her death or total disability or if Ms. Olson voluntarily terminates her employment for good reason, we must pay all the amounts due under her employment agreement, including base salary and a bonus equal to the prior year's bonus. Additionally, in the event of a termination by us for any reason other than for cause, or if Ms. Olson voluntarily terminates her employment for good reason, all of the unvested restricted shares
                              granted to Ms. Olson will fully vest. If Ms. Olson's
                              employment ends for cause or due to her voluntary
                              termination other than for good reason, then any unvested
                              restricted shares granted to Ms. Olson will terminate unless otherwise agreed to by us.

                              COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                              ------------------------------------------------------------

                              Our executive compensation program is administered by our
                              compensation committee. The compensation committee approves compensation objectives and policies as well as compensation plans and specific compensation levels for all executive
                              officers.

COMPENSATION POLICIES         The compensation committee seeks to provide a total
                              compensation package that will motivate and retain key
                              employees. The compensation committee also seeks to provide incentives to achieve short and long-term business
                              objectives that will enhance the value of our stock. When
                              determining compensation amounts, the compensation committee considers (1) the base salary levels of executives with
                              similar responsibilities in companies in a similar line of business, (2) the executive's experience in his or her
                              position and in the line of business as well as his or her performance over a sustained period of time, and (3) the
                              historical and projected financial performance of GPT. A
                              review of the financial performance includes such measures as revenues, funds from operations, operating margin, net
                              income, return on stockholders' equity, return on revenues and total market value. The compensation committee makes a subjective determination based upon all such factors. The
                              officers' compensation will have three components: (1) base salary, (2) cash and/or stock bonuses and (3) long-term
                              incentive compensation.

BONUSES                       Bonuses for the officers are based on realizing financial
                              targets set forth in formulas described in each of their
                              employment agreements. The formulas are individually
                              tailored to motivate the particular executive in accordance with his or her position, his or her prior performance and the potential impact he or she could have on profit for us.

LONG-TERM INCENTIVE           Long-term incentive compensation opportunities are provided
COMPENSATION                  through stock options, stock appreciation rights, restricted stock awards, phantom stock unit awards, performance share unit awards and other stock bonus awards under our equity
                              incentive plan.

CHIEF EXECUTIVE OFFICER       The compensation committee believes that the role of chief
COMPENSATION                  executive officer is particularly important in reaching
                              corporate objectives and accordingly reviews the chief
                              executive officer's compensation package annually based on individual performance and our overall performance. In
                              establishing Mr. Peschio's compensation, the compensation
                              committee compares his compensation with the compensation of the chief executive officers in our industry in relation to our relative performance with respect to the industry and
                              considers our performance during the fiscal year.

TAX CONSEQUENCES FOR          Section 162(m) of the Internal Revenue Code generally
COMPENSATION                  prohibits a tax deduction to public companies for annual
                              compensation over $1 million paid to each of the
                              corporation's chief executive officer and four other most
                              highly compensated executive officers, except to the extent such compensation qualifies as "performance-based." Provided that our business objectives are met, we intend to structure future incentive compensation arrangements for our executive officers in a manner that will allow such compensation to be fully deductible for Federal income tax purposes.

                              COMPENSATION COMMITTEE
                                  SPENCER I. BROWNE
                                  JERRY D. BRINGARD
                                  PHILIP S. COTTONE
                                  RICHARD H. SCHWACHTER

                              COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                              ------------------------------------------------------------

                              There are no compensation committee interlocks and none of our employees serves on the compensation committee.

                              PERFORMANCE GRAPH
                              ------------------------------------------------------------

                              APPOINTMENT OF EXTERNAL AUDITOR
                              ------------------------------------------------------------

ERNST & YOUNG LLP             Ernst & Young LLP served as our external auditor with
                              respect to the audit of our financial statements for the
                              year ending December 31, 2004. All services provided by
                              Ernst & Young have been reviewed with our audit committee
                              and senior management to confirm that the performance of
                              such services meets regulatory requirements for auditor
                              independence.

                              On September 2, 2003 we replaced our independent accounts,
                              Zwick & Steinberger, P.L.L.C. ("Zwick"), and engaged the
                              services of Ernst & Young as our new independent accounts.
                              The audit committee recommended, and our Board of Directors approved, the dismissal of Zwick and the appointment of
                              Ernst & Young.

                              During our fiscal years ended December 31, 2002 and December
                              31, 2001, and the subsequent interim period through
                              September 2, 2003, there no disagreements between us and
                              Zwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or
                              procedure, which disagreements, if not resolved to Zwick's satisfaction, would have caused Zwick to make reference to the subject matter of the disagreement in connection with
                              its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

                               The audit reports of Zwick on our consolidated financial statements as of and for the fiscal years ended December 31, 2002 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December
                               31, 2002 and December 31, 2001 and through the date of Ernst & Young's engagement by us, we did not consult with Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter or reportable events as set forth in Item
                               304(a)(2)(i) and (ii) of Regulation S-K.

                               Zwick has furnished us with a letter addressed to the SEC stating its agreement with the statements contained in the preceding three paragraphs.

FEES                           The following table summarizes the fees we paid to Zwick and Ernst & Young in 2002 and 2003:

                               AGGREGATE FEES                                       2003      2002
                               --------------                                       ----      ----
                               Audit                                              $427,644   $29,546
                               Audit-related                                        43,850        --
                               Tax                                                      --        --
                               All other                                                --        --
                                                                                  --------   -------
                               Total                                              $471,494   $29,546

                               In addition to the amounts shown above, we paid Zwick $128,928 in
                                 2003.

                              AUDIT FEES - Audit fees consist of fees paid for the audit of our annual financial statements.

                              AUDIT-RELATED FEES - Audit-related fees consist of audits of prospective acquisition properties pursuant to Item 3-14 of
                              Regulation S-X.

                              A member of Ernst & Young will be present at the meeting,
                              will have the opportunity to make a statement and will be
                              available to respond to appropriate questions by
                              stockholders.

                              AUDIT COMMITTEE REPORT
                              ------------------------------------------------------------

                              Our audit committee consists entirely of independent
                              directors and operates under a written charter adopted by
                              the Board, a copy of which is attached as Appendix A to this proxy statement.

                              Management is responsible for our internal controls,
                              preparation of our financial statements and the financial
                              reporting processes. The external auditor is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee these processes.

                              In this context, the committee has met and held discussions with management and the external auditor. Management
                              represented to the audit committee that our financial
                              statements for the year ended December 31, 2003 were
                              prepared in accordance with generally accepted accounting
                              principles, and the committee has reviewed and discussed the financial statements with management and the external
                              auditor. The committee discussed with the external auditor matters required to be discussed by Statement on Auditing
                              Standards No. 61 (Communications with Audit Committees).

                              Our external auditor also provided the committee with the
                              written disclosures required by Independence Standards Board
                              Standard No. 1 (Independence Discussions with Audit
                              Committees), and the committee discussed with the external auditor its independence.

                              Based on the committee's review of the audited financial
                              statements and the various discussions referred to above,
                              the committee recommended to the Board, and the Board has
                              approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended
                              December 31, 2003, for filing with the SEC.

                              AUDIT COMMITTEE
                                  ROBERT M. AMES
                                  JERRY D. BRINGARD
                                  SPENCER I. BROWNE
                                  ROBERT A. PECK

                              STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2005 ANNUAL
                              MEETING
                              ------------------------------------------------------------

STOCKHOLDER PROPOSALS         Under SEC rules, if a stockholder wants us to include a
                              proposal in our proxy statement for our 2005 annual meeting of stockholders, the proposal must be received by us at our principal executive offices at 10250 Regency Circle, Suite
                              100, Omaha, Nebraska 68114 by December 27, 2004. The
                              proposals should be sent to the attention of our Corporate
                              Secretary.

                              Under our bylaws, a stockholder must follow specified
                              procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of
                              stockholders. For further information, you may obtain a copy of our bylaws without charge by sending a written request to
                              Government Properties Trust, Inc., 10250 Regency Circle,
                              Suite 100, Omaha, Nebraska 68114.

                              The Board is not aware of any matters that are expected to come before the 2004 annual meeting other than those
                              referred to in this proxy statement. If any other matter
                              should come before the annual meeting, the persons named in the accompanying proxy intend to vote the proxies using
                              their best judgment.

                              The chairman of the meeting may refuse to allow the
                              transaction of any business not presented beforehand or to acknowledge the nomination of any person not made in
                              compliance with these procedures.

STOCKHOLDER COMMUNICATION     Stockholder who wish to communicate with our directors
                              regarding GPT may send such communications to the directors in care of our Corporate Secretary, 10250 Regency Circle,
                              Suite 100, Omaha, Nebraska 68114. Our Corporate Secretary
                              will forward all communications to the directors. Our policy is to encourage our Board members to attend the annual
                              meeting of stockholders.

                              You may obtain a copy of our Annual Report on Form 10-K
                              without charge by sending a written request to Government
                              Properties Trust, Inc., 10250 Regency Circle, Suite 100,
                              Omaha, Nebraska 68114. Our Annual Report on Form 10-K is
                              also available at www.gptrust.com.

                              Thomas D. Peschio
                                                            Chief Executive Officer

                              Omaha, Nebraska
                              April 24, 2004

                                                                      APPENDIX A

                       GOVERNMENT PROPERTIES TRUST, INC.

                            AUDIT COMMITTEE CHARTER

I.     PURPOSE

      The Audit Committee is appointed by the Board of Directors of Government Properties Trust, Inc. (the "Company") (1) to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; (2) to implement the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors has established; and (3) to implement the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster compliance with, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are as follows:

      - To serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

      - To review and appraise the audit efforts of the Company's independent auditors and management of the Company.

      - To provide an open avenue of communication among the independent auditors, financial and senior management, employees and the Board of Directors.

      - To assist the Board of Directors' oversight of (1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

      - Prepare the report required to be included in the Company's annual proxy statement.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMMITTEE MEMBERSHIP

      The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee: (1) other than in their capacity as a member of the Board of Directors or any board committee, does not directly or indirectly accept any consulting, advisory or other compensatory fee from the Company; (2) is not an affiliated person of the Company or any of the Company's subsidiaries; and (3) has no relationship to the Company that may interfere with the exercise of his independence from management and the Company. Each member of the Audit Committee shall also be an "independent director" as such term is defined from time-to-time by the New York Stock Exchange.

      All members of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after their appointment to the Audit Committee, and at least one member of the Audit Committee shall be an "audit committee financial expert," as that term is defined by the Securities and Exchange Commission ("SEC").

      The members of the Audit Committee shall be appointed by the Board of Directors at the recommendation of the Nominating and Governance Committee. Audit Committee members may be replaced by the Board. The Audit Committee Chairman shall be designated by the Board of Directors, or if the Board of Directors chooses not to do so, by a majority vote of the Audit Committee.

III.   MEETINGS

      The Audit Committee shall meet at least four times per year, or more frequently as circumstances dictate. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business.

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

      The Audit Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Audit Committee submitted to the Board of Directors for action, and copies of the written minutes of its meetings.

IV.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

      The Audit Committee shall have the sole authority to retain and terminate any public accounting firm engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company and to approve such public accounting firm's fees and other retention terms. The independent auditor shall report directly to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for stockholder approval in any proxy statement). The Audit Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

      The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      To fulfill its duties and responsibilities the Audit Committee shall:

Review Procedures

Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

      1. Review and discuss with management and the independent auditors the Company's audited financial statements prior to the release of year-end earnings and/or the Company's financial statement and prior to filing the Company's Annual Report on Form 10-K, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      2. Review and discuss with management and the independent auditors the Company's quarterly financial results, including the results of reviews by the independent auditors, prior to the release of quarterly earnings and/or the Company's financial statement and prior to filing the Company's Quarterly Report on Form 10-Q, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

      3. Review, as appropriate, any other material financial information submitted to any governmental or public body, including any certification, report, opinion, or review rendered by the independent auditors.

      4. Set clear Company policies concerning the hiring of employees of the Company's independent auditors.

      5. Obtain and review, at least annually, a report by the independent auditor describing the firm's internal quality control procedures, any material raised by the most recent internal quality-control review or peer review, of the firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps take to deal with such issues and all relationships between the independent auditor and the Company.

      6. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

      7. Discuss policies with respect to risk assessment and risk management.

      8. Periodically meet separately with management, internal auditors and independent auditors.

      9.     Report regularly to the board of directors.

      10.    Perform an annual performance evaluation.

Independent Auditors

      11. Pre-approve the engagement of the independent auditors by the Company for audit or permitted non-audit services.

      12. Ensure that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

      13. Actively engage in dialogue with the independent auditors and legal counsel with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. In considering independence, receive confirmation that the independent auditors are independent pursuant to Rule 2-01 of Regulation S-X.

      14. Recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

      15. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      16. Approve, where appropriate, fees and other significant compensation to be paid to the independent auditors.

      17. Meet with the independent auditors to review the scope of the proposed audit for the current year, the audit procedures to be utilized, the location, reliance on management, and staffing for the audit.

      18. Retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification).

      19. Review with the independent auditor any audit problems or difficulties and management's response.

      20. Confirm that the audit partners of the independent auditors are rotated in accordance with SEC requirements.

      21. Assess the performance of the independent auditors and whether it is in the best interest of the Company to regularly rotate its independent auditors.

      22. Consider whether the engagement of the independent auditors for non-audit services is compatible with maintaining the independent auditors' independence and review the fees for such services. If appropriate, approve the payment of such fees.

      23. Review the experience and credentials of the senior individuals working for the independent auditors on the Company's account.

      24. Review the policies and procedures of the independent auditors with respect to quality control.

      25. Following each audit by the independent auditors, obtain from the independent auditors assurance that Section 10A of the Exchange Act has not been implicated.

      26. Following each audit by the independent auditors, discuss and review with the independent auditors the report the independent auditors are required to provide the Audit Committee regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management.

      27. In connection with the Company's year-end financials, discuss with financial management and the independent auditors significant issues regarding accounting principals, practices and judgments and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61.

      28. Review any opinions of the independent auditors that management received on the application of accounting principles to a completed, proposed or hypothetical transaction pursuant to Statement on Auditing Standards No. 50, and discuss with financial management and the independent auditors how the election of alternative methods permitted under GAAP would impact the financial statements.

      29. Discuss and review with management and the independent auditors any off-balance sheet arrangements, as well as their effect and the effect of emerging issues arising out of accounting and regulatory proposals on the financial statements of the Company.

      30. Discuss and review with management and the independent auditors any non-GAAP financial measures disclosed by the Company, the most directly comparable GAAP financial measure and the reconciliation between the two financial measures.

      31. Discuss and review with management and the independent auditors any correspondence with the NYSE or governmental agencies concerning material issues related to the financial statements, audits or accounting policies of the Company.

      32. Discuss and review with management and the independent auditors any complaints by employees involving material concerns related to the financial statements, audits or accounting policies of the Company.

      33. In connection with the Company's interim financials, discuss with financial management and independent auditors any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 71. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of the quarterly review and communication.

      34. Consider and approve, if appropriate, significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

Improvement Process

      35. Meet periodically with management to review the Company's major financial risk exposure and the steps management has taken to monitor and control such exposures.

Proxy Statement

      36. Approve the report of the Audit Committee required by the rules of the SEC to be included in the Company's annual proxy statement.

      37. Oversee the submission to the NYSE on an annual basis, within one month of the Company's annual meeting, or upon a change of the composition of the Audit Committee, the written affirmation required by the NYSE concerning the composition and expertise of the Audit Committee members and the review and reassessment of this Charter.

      38. Oversee the publication of this Charter at least every three years in the Company's annual proxy statement in accordance with SEC regulations.

Ethical Compliance

      39. Establish, review and update periodically a Code of Ethical Conduct (the "Ethical Code").

      40. Review management's monitoring of the Company's compliance with the Ethical Code.

      41. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary entities are in conformity with applicable legal requirements and the Company's Ethical Code.

      42. Advise the Board of Directors on the Company's policies and procedures regarding compliance with the Ethical Code.

Procedures for Handling Complaints

      43.    Establish procedures for the receipt, retention and treatment of
             (a) complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Miscellaneous

      44. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

      45. Review with the Company's legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies related to financial matters or the Company's Code of Business Conduct and Ethics and any material reports or inquiries related to financial matters that are received from regulators or governmental agencies.

      46. Periodically conduct a self-assessment of the Audit Committee's performance.

      47. Advise the Board of Directors on the Company's policies and procedures regarding compliance with applicable laws and regulations related to financial matters.

      48. Submit the minutes of all meetings of the Audit Committee to, and discuss the matters discussed at each Audit Committee meeting with, the Board of Directors, as appropriate.

      49. Discuss with management proper review systems to see that the Company's financial statements, reports and other financial information are disseminated to governmental organizations and the public in accordance with legal requirements.

      50. Although it is not the duty of the Audit Committee to conduct investigations on behalf of the Company, it shall have the power to do so in connection with audit-related matters.

      51. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

V.     ROLE OF AUDIT COMMITTEE

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditors. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations, the Code of Ethics and the Insider Trading Policy.
                                                      Adopted September 26, 2003

                                                      \/ Please detach here \/
------------------------------------------------------------------------------------------------------------------------------------

                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.


1. Election of directors:    01 Jerry D. Bringard      02 Robert M. Ames        [ ]  Vote FOR            [ ] Vote WITHHELD
                             03 Spencer I. Browne      04 Philip S. Cottone          all nominees            from all nominees
                             05 Robert A. Peck         06 Thomas D. Peschio          (except as marked)
                             07 Richard H. Schwachter


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,      --------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                             --------------------------------------------------


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE.

Address Change? Mark Box [ ]
Indicate changes below:                                                         Date
                                                                                    ------------------------------------------

                                                                                Signature(s) in Box

                                                                                Please sign exactly as your name appears on this
                                                                                Proxy. If held in joint tenancy, all persons must
                                                                                sign. Trustees, administrators, etc., should
                                                                                include title and authority. Corporations should
                                                                                provide full name of corporation and title of
                                                                                authorized officer signing the proxy.


                                                  GOVERNMENT PROPERTIES TRUST, INC.

                                                   ANNUAL MEETING OF STOCKHOLDERS

                                                       WEDNESDAY, JUNE 2, 2004
                                                              1:00 P.M.

                                            OFFICES OF BLACKWELL SANDERS PEPER MARTIN LLP
                                                    1620 DODGE STREET, SUITE 2100
                                                        OMAHA, NEBRASKA 68102








                                                      \/ Please detach here \/
------------------------------------------------------------------------------------------------------------------------------------

  [GPT LOGO] Government Properties Trust,Inc.
             10250 Regency Circle, Suite 100, Omaha,Nebraska 68114                                                             PROXY
------------------------------------------------------------------------------------------------------------------------------------




THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF GOVERNMENT PROPERTIES TRUST, INC.
(THE "COMPANY") TO BE HELD ON JUNE 2, 2004 OR ANY ADJOURNMENTS THEREOF.

The shares of stock you own will be voted as you specify below. IF NO CHOICE IS SPECIFIED, YOUR SHARES WILL BE VOTED "FOR" EACH
NOMINEE.

By signing this proxy, you revoke all prior proxies and appoint Jerry D. Bringard and Thomas D. Peschio, or either of them, as proxies with full power of substitution, to vote your shares on the matters shown below and any other matter which may properly come before the Annual Meeting and all adjournments. See reverse for voting instructions.


                                                See reverse for voting instructions.
